Exhibit 99.1

THE STEPHAN CO.
1850 WEST McNAB ROAD
FORT LAUDEDALE, FL  33309

THE STEPHAN CO. ANNOUNCES CHANGE OF AUDITORS

Ft. Lauderdale, FL, September 16, 2005 -- The Stephan Co. (AMEX - TSC) (the "Company") announced today that on September 13, 2005, the Company dismissed its independent accountants, Deloitte & Touche LLP ("D&T"). This decision was not the result of any disagreement with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

     On September 14, 2005, the Company engaged Goldstein Lewin & Co. ("GLC") as its principal accountant to review the interim financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 and to audit the Company's financial statements for the year ended December 31, 2005.
                                   *     *     *
The Stephan Co. is engaged in the manufacture, distribution, and marketing of personal and hair care products.

Statements contained in this news release not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this News Release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company's actual results to differ materially from such forward-looking statements.

These factors, risks and uncertainties include, without limitation, the results of the audit and review processes performed by the Company's independent auditors with respect to any restatement of the Company's historic financial statements, the continuing possibility of delisting, or halt in trading of, the Company's common stock from the American Stock Exchange and the repercussions from any such delisting, or halt in trading of, the continuing risks associated with the Company's failure to be in compliance with its periodic reporting requirements with the Securities and Exchange Commission, appropriate valuation of the Company's assets, demand for the Company's products, competition from larger and/or more experienced suppliers of personal and hair care products, the Company's ability to continue to develop its markets, general economic conditions, governmental regulation, and other factors that may be more fully described in the Company's literature and periodic filings with the Securities and Exchange Commission.


AMERICAN STOCK EXCHANGE
SYMBOL - TSC